UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report:  December 30, 2011
(Date of earliest event reported)

OurPet’s Company
(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1300 East Street, Fairport Harbor, OH 44077
(Address of principal executive offices including zip code)

440-354-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2011, OurPet’s Company (“OurPet’s”) entered into a Lease (the “Lease”) with SENK Properties, LLC, which Lease was approved by OurPet’s Board of Directors.  The Lease is effective January, 1, 2012 and has an initial term of ten years, with the option to renew for an additional ten years.  The Lease is for 25,951 square feet of warehouse, factory and office space in Mentor, Ohio.  The lease of this new space allows OurPet’s to consolidate its Maryland operations and other warehousing space into one location accessible to its main facility in Fairport Harbor, Ohio.  The total annual rent under the Lease ranges from $102,506 in the first year to $129,755 in the tenth year.  OurPet’s landlord, SENK Properties, LLC is a limited liability company owned by Dr. Steven Tsengas, Konstantine S. Tsengas, Nicholas S. Tsengas and Evangelia S. Tsengas. Dr. Tsengas is OurPet’s Chairman, President, Chief Executive Officer, a director and a major stockholder. Konstantine Tsengas is OurPet’s Vice President and Secretary, as well as a stockholder. Nicholas Tsengas and Evangelia Tsengas are both stockholders of OurPet’s.

The foregoing description of the Lease is not complete and is qualified in its entirety by reference to the full and complete terms of the Lease, which is attached hereto as Exhibit 10.62.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

10.62	Lease dated December 30, 2011 executed by OurPet’s and SENK Properties, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2012	OurPet’s Company

	By:	/s/ Scott R. Mendes
Scott R. Mendes, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.62	Lease dated December 30, 2011 executed by OurPet’s and SENK Properties, LLC